CrossAmerica Partners LP Reports Third Quarter 2015 Results

- Generated record total gross profit of $47.8 million compared to the third quarter of 2014 total gross profit of $36.3 million
- Generated record Distributable Cash Flow of $25.1 million and Distribution Coverage Ratio of 1.35x in the third quarter.
-Declared a third quarter distribution of $0.5775 per unit, a 2.7% increase in the Partnership's distribution rate from the second quarter of 2015.
-Maintains guidance of 7% to 9% Distribution Per Unit growth rate for 2015 over 2014.
Allentown, PA, November 4, 2015 – CrossAmerica Partners LP (NYSE: CAPL), headquartered in Allentown, PA, a leading wholesale fuels distributor, convenience store operator, and owner and lessor of real estate used in the retail distribution of motor fuels, today reported financial results for the third quarter ended September 30, 2015.
“Our record third quarter results reflect the successful execution of our acquisition and integration strategy at CrossAmerica,” said Jeremy Bergeron, the Partnership’s President. “Thanks to the performance of our recently acquired retail business, the contribution of the assets acquired from CST Brands, and the capture of synergies and cost reductions achieved by our team members, we were able to grow distributable cash flow by more than 83% this quarter compared to the same quarter last year.”
Wholesale Segment
During the third quarter 2015, CrossAmerica distributed, on a wholesale basis, 284.1 million gallons of motor fuel at an average wholesale gross margin of $0.061 per gallon, resulting in a wholesale motor fuel gross profit of $17.3 million. For the three month period ended September 30, 2014, the Partnership distributed, on a wholesale basis, 264.2 million gallons of fuel at an average wholesale gross margin of $0.073 per gallon, resulting in a wholesale motor fuel gross profit of $19.2 million. The decrease of 10% in gross profit from wholesale fuel sales for the third quarter of 2015 relative to 2014 was attributable to a decline in the average wholesale fuel margin partially offset by an 8% increase in volume driven by the acquisitions that have been completed since April 2014. Wholesale fuel margin per gallon for the quarter was lower, primarily due to the decline in the margin the Partnership receives from purchase discounts provided to CrossAmerica by its suppliers. The Partnership receives certain discounts from suppliers based on a percentage of the purchase price of fuel and the dollar value of these discounts varies with the price of wholesale motor fuel.
CrossAmerica’s gross profit from its Other revenues for the wholesale segment, which primarily consist of rental income, was $9.7 million for the third quarter of 2015 compared to $5.9 million for the same period in 2014. The increase in rental income was primarily associated with the recent acquisitions of real estate, which the Partnership leases to CST.
Operating income for the wholesale segment increased $6.4 million or 41% primarily driven by an increase in rental income, income from CST Fuel Supply and a decline in operating expenses, partially offset by an increase in depreciation, amortization and accretion.
Retail Segment
For the third quarter 2015, the Partnership sold 61.6 million gallons of motor fuel at an average retail motor fuel gross margin of $0.129 per gallon, net of commissions and credit card fees, resulting in a retail gross profit of $8.0 million. For the same period in 2014, CrossAmerica sold 46.5 million gallons at an average retail motor fuel gross margin of $0.053 per gallon, net of commissions and credit card fees, resulting in a retail gross profit of $2.5 million. The increase in retail gross profit from retail motor fuel sales for the third quarter of 2015 relative to 2014 was due primarily to the Erickson and One Stop acquisitions. These acquisitions also contributed to the $11.1 million in gross margin from the sale of food and merchandise during the quarter. For the same period in 2014, CrossAmerica generated $7.4 million in gross margin from the sale of food and merchandise.
Operating income for the retail segment increased nearly $2.4 million primarily driven by an increase in motor fuel and merchandise gross profit, partially offset by an increase in depreciation, amortization and accretion.
Non-GAAP Metrics
Distributable Cash Flow (See Supplemental Disclosure Regarding Non-GAAP Financial Information below) was $25.1 million for the three month period ended September 30, 2015 compared to $13.7 million for the same period in 2014. The increase in Distributable Cash Flow was due primarily to an increase in earnings driven primarily by the 2014 and 2015 acquisitions, including the purchase of CST Fuel Supply equity interests executed in January and July 2015, when compared to the same period in 2014. Distributable Cash Flow per diluted limited partner unit was $0.76 for the three months ended September 30, 2015 and the Partnership made limited partner distribution per unit of $0.5625 during the quarter, resulting in a Distribution Coverage Ratio of 1.35 times.
Liquidity and Capital Resources
CrossAmerica’s revolving credit facility is secured by substantially all of the assets of CrossAmerica and its subsidiaries. As of September 30, 2015, after taking into account letters of credit and debt covenant constraints to availability, approximately $125.4 million was available for future borrowings. In connection with future acquisitions, the revolving credit facility requires, among other things, that the Partnership has, after giving effect to such acquisition, at least $20.0 million of borrowing availability under the revolving credit facility and unrestricted cash on the balance sheet on the date of such acquisition.
Distributions
The Board of the Directors of CrossAmerica’s General Partner has declared a quarterly distribution of $0.5775 per unit with respect to the third quarter of 2015. The distribution will be paid on November 25, 2015 to all unitholders of record as of November 18, 2015. The amount and timing of any distribution is subject to the discretion of the Board of Directors of CrossAmerica’s General Partner.
Conference Call
The Partnership will host a conference call on November 4, 2015 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) to discuss third quarter earnings results. The conference call numbers are 800-774-6070 or 630-691-2753 and the passcode for both is 5854571#. A live audio webcast of the conference call and the related earnings materials, including reconciliations of any non-GAAP financial measures to GAAP financial measures and any other applicable disclosures, will be available on that same day on the investor section of the CrossAmerica website (www.crossamericapartners.com). A slide presentation for the conference call will also be available on the investor section of the Partnership’s website. To listen to the audio webcast, go to http://www.crossamericapartners.com/en-us/investors/eventsandpresentations. After the live conference call, a replay will be available for a period of thirty days. The replay numbers are 888-843-7419 or 630-652-3042 and the passcode for both is 5854571#. An archive of the webcast will be available on the investor section of the CrossAmerica website at www.crossamericapartners.com/en-us/investors/eventsandpresentations within 24 hours after the call for a period of sixty days.

CROSSAMERICA PARTNERS LP
CONSOLIDATED STATEMENTS OF INCOME
(Thousands of Dollars, Except per Share Amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Operating revenues(a)	$625,566	$827,760	$1,750,783	$2,073,626
Cost of sales(b)	577,740	791,466	1,629,660	1,993,717
Gross profit	47,826	36,294	121,123	79,909

Income from CST Fuel Supply	4,198	—	6,473	—
Operating expenses:
Operating expenses	16,143	12,458	46,315	22,101
General and administrative expenses	9,527	6,988	29,225	22,197
Depreciation, amortization and accretion expense	13,431	8,369	36,344	21,605
Total operating expenses	39,101	27,815	111,884	65,903
Gain (loss) on sales of assets, net	1,907	(49)	2,359	1,484
Operating income	14,830	8,430	18,071	15,490
Other income, net	87	92	336	315
Interest expense	(4,867)	(5,162)	(13,888)	(12,901)
Income before income taxes	10,050	3,360	4,519	2,904
Income tax benefit	134	803	2,722	4,579
Consolidated net income	10,184	4,163	7,241	7,483
Net income attributable to noncontrolling interests	21	8	14	8
Net income attributable to CrossAmerica limited partners	10,163	4,155	7,227	7,475
Distributions to incentive distribution right holders	(428)	(64)	(793)	(126)
Net income available to CrossAmerica limited partners	$9,735	$4,091	$6,434	$7,349
Net income per CrossAmerica limited partner unit:
Basic earnings per common unit	$0.29	$0.21	$0.23	$0.39
Diluted earnings per common unit	$0.29	$0.21	$0.23	$0.39
Basic and diluted earnings per subordinated unit	$0.29	$0.21	$0.23	$0.39
Weighted-average CrossAmerica limited partner units:
Basic common units	25,518,876	11,824,203	20,043,565	11,380,612

Diluted common units	25,568,795	11,834,098	20,137,338	11,445,390
Basic and diluted subordinated units	7,525,000	7,525,000	7,525,000	7,525,000
Total diluted common and subordinated units	33,093,795	19,359,098	27,662,338	18,970,390

Distribution per common and subordinated units	$0.5625	$0.5225	$1.6525	$1.5475

Supplemental information:
(a) Includes excise taxes of:	$28,223	$18,997	$75,448	$44,581
(a) Includes revenues from fuel sales to related parties of:	$126,932	$216,417	$365,072	$651,801
(a) Includes income from rentals of:	$14,771	$10,829	$38,423	$32,287
(b) Includes expenses from fuel sales to related parties of:	$123,264	$211,758	$354,735	$638,607
(b) Includes expenses from rentals of:	$4,387	$3,912	$12,317	$11,703

Segment Results
Wholesale
The following table highlights the results of operations and certain operating metrics of the Wholesale segment (thousands of dollars, except for the number of distribution sites and per gallon amounts):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Operating revenues:
Motor fuel–third party	$275,353	$417,983	$813,324	$1,022,113
Motor fuel–intersegment and related party	240,178	248,851	654,852	810,878
Motor fuel operating revenues	515,531	666,834	1,468,176	1,832,991
Other(a)	13,696	9,468	35,825	29,236
Total operating revenues	$529,227	$676,302	$1,504,001	$1,862,227
Gross profit:
Motor fuel–third party	$8,757	$14,509	$22,426	$30,297
Motor fuel–intersegment and related party	8,558	4,641	22,618	13,243
Motor fuel gross profit	17,315	19,150	45,044	43,540
Other(b)	9,745	5,925	24,653	18,311
Total gross profit	27,060	25,075	69,697	61,851

Income from CST Fuel Supply(c)	4,198	—	6,473	—
Operating expenses	2,157	2,636	10,147	6,580
Depreciation, amortization and accretion expense	9,059	6,860	25,504	18,629
Gain (loss) on sales of assets, net	1,907	(50)	2,359	1,483
Operating income	$21,949	$15,529	$42,878	$38,125

Adjusted EBITDA(d)	$29,101	$22,439	$66,023	$55,271

Motor fuel distribution sites (end of period):(e)
Motor fuel–third party
Independent dealers(f)	374	429	374	429
Lessee dealers(g)	283	213	283	213
Total motor fuel distribution–third party	657	642	657	642

Motor fuel–intersegment and related party
Affiliated dealers (related party)	196	228	196	228
CST (related party)	43	—	43	—
Commission agents (Retail segment)	71	71	71	71
Retail convenience stores (Retail segment)	121	87	121	87
Total motor fuel distribution–intersegment and related party	431	386	431	386

Motor fuel distribution sites (average during the period):
Motor fuel-third party distribution	626	637	616	550
Motor fuel-intersegment and related party distribution	468	387	454	356

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Total volume of gallons distributed (in thousands)	284,089	264,242	795,027	646,673

Motor fuel gallons distributed per site per day:(h)
Motor fuel–third party
Total weighted average motor fuel distributed–third party(i)	2,467	2,597	2,448	2,335
Independent dealers	2,748	2,921	2,772	2,620
Lessee dealers	2,033	1,926	1,889	1,842

Motor fuel–intersegment and related party
Total weighted average motor fuel distributed–intersegment and related party	3,086	2,667	2,877	2,587
Affiliated dealers (related party)	2,670	2,613	2,531	2,543
CST (related party)	5,244	—	5,085	—
Commission agents (Retail segment)	2,969	3,206	2,897	3,126
Retail convenience stores (Retail segment)(j)	3,070	2,384	2,699	2,119

Wholesale margin per gallon–total system	$0.061	$0.073	$0.057	$0.067
Wholesale margin per gallon–third party(k)	$0.058	$0.087	$0.051	$0.076
Wholesale margin per gallon–intersegment and related party	$0.064	$0.048	$0.064	$0.054

(a)	Primarily consists of rental income.

(b)	Primarily consists of rental income, net of rent expense, on subleased properties.

(c)	Represents income from CrossAmerica’s equity interests in CST Fuel Supply.
(d) Adjusted EBITDA represents operating income adjusted to exclude gains on sales of assets, net and depreciation, amortization and accretion expense. Please see the reconciliation of the segment’s Adjusted EBITDA to consolidated net income under the heading “Non-GAAP Financial Measures.”

(e)	In addition, as of September 30, 2015 and 2014, CrossAmerica distributes motor fuel to 14 and 18 sub-wholesalers, respectively, who distribute to additional sites.

(f)
The decline in the independent dealer site count was primarily attributable to 51 terminated motor fuel supply contracts that were not renewed as well as the motor fuel supply contracts related to 13 sites for which CrossAmerica supplied the motor fuel sold to DMS. Partially offsetting these decreases were the nine wholesale fuel supply contracts acquired in the One Stop acquisitions.

(g)	The increase in the lessee dealer site count is attributable to converting 72 company-operated convenience stores in the Retail segment to the lessee dealer class of trade in the Wholesale segment.

(h)
Includes 63.8 million and 41.3 million gallons of intersegment volumes distributed from the Wholesale segment to the Retail segments for the three months ended September 30, 2015 and 2014, respectively. Includes 162.6 million and 76.2 million gallons of intersegment volumes distributed from the Wholesale segment to the Retail segments for the nine months ended September 30, 2015 and 2014, respectively.

(i) Does not include the motor fuel gallons distributed to sub-wholesalers.
(j) Motor fuel gallons distributed per site per day increased at the Partnership’s retail convenience stores as a result of the 87 sites acquired in the May 2014 PMI acquisition, 64 sites acquired in the February 2015 Erickson acquisition and the 45 sites acquired in the July 2015 One Stop acquisition. The remaining portion of the increase is due to sites that were converted to dealer sites during the period.
(k) Includes the wholesale gross margin for motor fuel distributed to sub-wholesalers.

Retail
The following table highlights the results of operations and certain operating metrics of the Retail segment (thousands of dollars, except for the number of convenience stores and per gallon amounts):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Operating revenues:
Motor fuel	$155,952	$158,614	$409,352	$329,145
Merchandise	51,659	23,606	121,508	37,509
Other(a)	1,974	1,672	5,702	3,822
Total operating revenues	$209,585	$183,892	$536,562	$370,476
Gross profit:
Motor fuel	$7,968	$2,470	$18,107	$4,461
Merchandise	11,116	7,428	28,780	10,602
Other	1,538	1,303	4,557	3,044
Total gross profit	20,622	11,201	51,444	18,107
Operating expenses	13,986	9,822	36,168	15,521
Depreciation, amortization and accretion expense	4,372	1,509	10,840	2,976
Operating income	$2,264	$(130)	$4,436	$(390)
Adjusted EBITDA(b)	$7,286	$1,379	$16,632	$4,069
Retail sites (end of period):
Commission agents(c)	71	71	71	71
Company-operated convenience stores(d)	121	87	121	87
Total system sites at the end of the period	192	158	192	158
Total system operating statistics:
Average retail sites during the period(d)	229	156	209	110
Motor fuel sales (gallons per site per day)	2,925	3,239	2,901	3,129
Motor fuel gross profit per gallon, net of credit card fees and commissions	$0.129	$0.053	$0.110	$0.047
Commission agents statistics:
Average retail sites during the period	72	69	72	62
Motor fuel sales (gallons per site per day)	2,941	3,160	2,903	3,125
Motor fuel gross profit per gallon, net of credit card fees and commissions	$0.019	$(0.034)	$0.026	$(0.002)
Company-operated convenience store retail site statistics:(d)
Average retail sites during the period	157	87	137	48
Motor fuel sales (gallons per site per day)	2,917	3,301	2,900	3,134
Motor fuel gross profit per gallon, net of credit card fees	$0.180	$0.120	$0.154	$0.110
Merchandise sales (per site per day)(e)	$3,625	$2,949	$3,321	$2,843
Merchandise gross profit percentage, net of credit card fees(e),(f)	21.5%	31.5%	23.7%	28.3%
(a)     Primarily consists of rental income from non-gas tenants and car wash revenues.

(b)
Adjusted EBITDA represents operating income adjusted to exclude depreciation, amortization and accretion expense and inventory fair value adjustments related to purchase accounting. Please see the reconciliation of the segment’s Adjusted EBITDA to consolidated net income under the heading “Non-GAAP Financial Measures.”

(c)
A commission agent site is a site where CrossAmerica owns or leases the property and then lease or sublease the site to the commission agent, who pays rent to us and operates all of the non-fuel related operations at the sites for their own account.

(d)	The increase in retail sites relates to the Partnership’s acquisitions

(e)	During the second quarter of 2015, CrossAmerica began classifying the net margin from lottery tickets within merchandise revenues and reflected this change in presentation retrospectively.

(f)
As part of the One Stop acquisition, the Partnership recorded a one-time, non-cash charge related to a purchase accounting inventory fair value adjustment to cost of sales for approximately $650,000 for the three months ended September 30, 2015.

Supplemental Disclosure Regarding Non-GAAP Financial Measures
CrossAmerica uses non-GAAP financial measures EBITDA, Adjusted EBITDA, and Distributable Cash Flow in this report. EBITDA represents net income available to CrossAmerica limited partners before deducting interest expense, income taxes and depreciation, amortization and accretion. Adjusted EBITDA represents EBITDA as further adjusted to exclude equity funded expenses related to incentive compensation and the Amended Omnibus Agreement, gains or losses on sales of assets, certain discrete acquisition related costs, such as legal and other professional fees and severance expenses associated with recently acquired companies, and certain other discrete non-cash items, such as inventory fair value adjustments arising from purchase accounting. Distributable Cash Flow represents Adjusted EBITDA less cash interest expense, sustaining capital expenditures and current income tax expense.
EBITDA, Adjusted EBITDA, and Distributable Cash Flow are used as supplemental financial measures by management and by external users of CrossAmerica’s financial statements, such as investors and lenders. EBITDA and Adjusted EBITDA are used to assess the Partnership’s financial performance without regard to financing methods, capital structure or income taxes and the ability to incur and service debt and to fund capital expenditures. In addition, Adjusted EBITDA is used to assess the operating performance of CrossAmerica’s business on a consistent basis by excluding the impact of items which do not result directly from the wholesale distribution of motor fuel, the leasing of real property, or the day to day operations of the Partnership’s retail convenience store activities. EBITDA, Adjusted EBITDA, and Distributable Cash Flow are also used to assess the ability to generate cash sufficient to make distributions to CrossAmerica’s unit-holders.
The Partnership believes the presentation of EBITDA, Adjusted EBITDA, and Distributable Cash Flow provides useful information to investors in assessing the financial condition and results of operations. EBITDA, Adjusted EBITDA, and Distributable Cash Flow should not be considered alternatives to net income or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. EBITDA, Adjusted EBITDA, and Distributable Cash Flow have important limitations as analytical tools because they exclude some but not all items that affect net income. Additionally, because EBITDA, Adjusted EBITDA, and Distributable Cash Flow may be defined differently by other companies in CrossAmerica’s industry, the Partnership’s definitions may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

 The following table presents reconciliations of EBITDA, Adjusted EBITDA, and Distributable Cash Flow to net income, the most directly comparable U.S. GAAP financial measure, for each of the periods indicated (in thousands, except for per unit amounts):

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2015		2014		2015		2014
Net income available to CrossAmerica limited partners	$9,735		$4,091		$6,434		$7,349
Interest expense	4,867		5,162		13,888		12,901
Income tax benefit	134		803		2,722		4,579
Depreciation, amortization and accretion	13,431		8,369		36,344		21,605
EBITDA	$27,899		$16,819		$53,944		$37,276
Equity funded expenses related to incentive compensation and the Amended Omnibus Agreement(a)	3,065		1,825		9,257		3,875
(Gain) loss on sales of assets, net	(1,907)		49		(2,359)		(1,484)
Acquisition costs(b)	1,256		137		3,408		6,088
Inventory fair value adjustments	650		—		1,356		1,483
Adjusted EBITDA	$30,963		$18,830		$65,606		$47,238
Cash interest expense	(4,689)		(4,150)		(12,604)		(10,515)
Sustaining capital expenditures(c)	(208)		(1,002)		(1,035)		(1,986)
Current income tax expense	(946)		(24)		(2,433)		(89)
Distributable Cash Flow	$25,120		$13,654		$49,534		$34,648

Weighted average diluted common and subordinated units	33,094		19,359		27,662		18,970

Distributable Cash Flow per diluted limited partner unit	$0.7591		$0.7053		$1.7907		$1.8264
Distributions paid per limited partner unit	$0.5625		$0.5225		$1.6525		$1.5475
Distribution coverage	1.35	x	1.35	x	1.08	x	1.18	x

(a)
As approved by the independent conflicts committee of the General Partner and the executive committee of and CST’s board of directors, CrossAmerica and CST mutually agreed to settle the second and third quarter 2015 amounts due under the terms of the Amended Omnibus Agreement in limited partnership units.

(b)	Relates to certain discrete acquisition related costs, such as legal and other professional fees and severance expenses associated with recently acquired businesses.

(c)
Under the Partnership agreement, sustaining capital expenditures are capital expenditures made to maintain the long-term operating income or operating capacity. Examples of sustaining capital expenditures are those made to maintain existing contract volumes, including payments to renew existing distribution contracts, or to maintain CrossAmerica’s sites in leasable condition, such as parking lot or roof replacement/renovation, or to replace equipment required to operate the existing business.

The following table reconciles segment Adjusted EBITDA to consolidated Adjusted EBITDA (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Adjusted EBITDA - Wholesale segment	$29,101	$22,439	$66,023	$55,271
Adjusted EBITDA - Retail segment	$7,286	$1,379	$16,632	$4,069
Adjusted EBITDA - Total segment	$36,387	$23,818	$82,655	$59,340

Reconciling items:
Elimination of intersegment profit in ending inventory balance	144	18	(18)	(49)
General and administrative expenses	(9,527)	(6,988)	(29,225)	(22,197)
Other income, net	87	92	336	315
Equity funded expenses related to incentive compensation and the Amended Omnibus Agreement	3,065	1,825	9,257	3,875
Acquisition Costs	1,256	137	3,408	6,088
Net loss attributable to noncontrolling interests	(21)	(8)	(14)	(8)
Distributions to incentive distribution right holders	(428)	(64)	(793)	(126)
Consolidated Adjusted EBITDA	$30,963	$18,830	$65,606	$47,238
About CrossAmerica Partners LP
CrossAmerica Partners is a leading wholesale distributor of motor fuels and owner and lessee of real estate used in the retail distribution of motor fuels. Its general partner, CrossAmerica GP LLC, is a wholly owned subsidiary of CST Brands, Inc., one of the largest independent retailers of motor fuels and convenience merchandise in North America.  Formed in 2012, CrossAmerica Partners LP is a distributor of branded and unbranded petroleum for motor vehicles in the United States and distributes fuel to more than 1,200 locations and owns or leases more than 800 sites. With a geographic footprint covering 25 states, the Partnership has well-established relationships with several major oil brands, including ExxonMobil, BP, Shell, Chevron, Sunoco, Valero, Gulf, Citgo and Marathon. CrossAmerica Partners ranks as one of ExxonMobil’s largest distributors by fuel volume in the United States and in the top 10 for additional brands. For additional information, please visit www.crossamericapartners.com.
Contacts
Investors: Karen Yeakel, Vice President – Investor Relations, 610-625-8005
Randy Palmer, Director – Investor Relations, 210-692-2160
Safe Harbor Statement
Statements contained in this release that state the Company’s or management’s expectations or predictions of the future are forward-looking statements. The words “believe,” “expect,” “should,” “intends,” “estimates,” “target” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see CrossAmerica’s Form 10-Q or Form 10-K filed with the Securities and Exchange Commission, and available on the CrossAmerica’s website at www.crossamericapartners.com. The Partnership undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise.